This is a LENDING OF SERVICES CONTRACT (to be referred to henceforth simply as “The Contract”) which is being entered into by, as the first party, SERVICIOS ADMINISTRATIVOS BAF, S. DE R. L. DE C. V. (to be referred to henceforth as “The Lender of Services”), represented in this action by Mrs. María del Socorro Carreras Castro and, as the other party, BAJA AQUA FARMS, S.A. de C.V. (henceforth to be referred to as “The Client”), represented in this action by Mr. Benito Javier Sarmiento Pérez. This contract is being formalized according to the following:

D E C L A R A T I O N S

I. The Lender of Services declares, through its representative:

(a) That it is a corporation which has been properly established in keeping with the laws of Mexico.

(b) That the legal representative who is attending the signing of this contract has the necessary and sufficient qualifications to participate in the same – which authority have not been revoked, modified or limited in any way as of the date of signing of this Contract.

(c) That its corporate purpose is, among other things, the hiring of human personnel, either directly or by means of third parties, at any level or position, so that the same mighty provide services to the companies with which it has a contractual relationship.

(d) That it has the experience and the technical, economic, and human resources necessary for providing thess Services to its Clients.

(e) That it wishes to enter into the present Contract in order to establish the bases, terms and conditions under which it will render Services to the Client.

(f) That it is registered with the Mexican Taxpayers’ Registry with the following registration number: SAB-010327-PG9.

II. The Client hereby declares, by means of its legal representative:

(a) That it is a Mexican corporation, duly chartered and established in accordance with the laws of Mexico.

(b) That the Legal Representative who is attending the signing of this contract of this Contract has the required authority for the formalization of the same – authority which have not been revoked, modified or limited in any way as of this date.

(c) That it requires the personnel of the Lender of Services, and the carrying-out of activities which the Lender of Services can provide through the lending of its Services.

(d) That it wishes to enter into the present Contract in order to establish the bases, terms and conditions under which it will receive the services to be provided by the Lender of Services.

(e) it is registered with the Mexican Taxpayers’ Registry (The “Registro Federal de Contribuyentes”) with the following registration number: BAF-991209-B16.

BASED ON EVERYTHING HERETOFORE STATED, the parties formalize the present Contract to the tenor of the following:

C L A U S E S

1.DEFINITIONS AND APPENDICES

1.1.     The terms specified below, and which are written beginning with Capital Letters throughout this Contract, shall have the meanings which are stipulated below, whether the same are used in the singular or plural, unless another meaning is specifically assigned to them in a specific section of this Contract.

“Working Day” refers to any day of the year, with the exception of Saturdays, Sundays, and other obligatory holidays, according to the Federal Labor Laws currently in effect in Mexico.

“Confidential Information” shall refer to any commercial secrets, technical and financial information, lists of clients and providers which might be provided in regard to this Contract, and the terms and conditions of this Contract, as well as all information identified or marked as confidential.

“Services” refers to the term defined in the Second Clause of this Contract (Clause 2).

1.2.    Certain terms and expressions are defined in particular sections of this Contract.

2. OBJECT

2.1.    Through the intervention of the present Contract, the Lender of Services shall provide, with its own means and its own human personnel, each and every one of the administrative, operational, technical and human services required by the Client (which jointly, and for the purposes of this Contract, shall henceforth be referred to as the “Services”), which are mentioned in a partial but not exhaustive way. Said services are to be lent so that the Client might efficiently achieve and work within its corporate purposes.

2.2.     The place where the Services are to be provided shall be: the central offices, branch offices, plants, ships and/or platforms which belong to the Client, or at any other place required by the latter, whether within Mexico or abroad.

3.PAYMENT

3.1.    The total amount which the Lender of Services shall receive in payment for the lending of Services shall be the amount equivalent to 5% of the total monthly value of expenses made by the Lender of Services in lending Services. Said expenses shall be reimbursed by the Client, and the Lender of Services shall meet the requirements specified in the present Clause.

3.2.     At the request of the Client, and only in the event that the alter should require it, the Lender of Services shall be bound to provide, within the first ten Working Days of each calendar month, a report in which each and every one of the Services provided in the month immediately preceding are listed, as well as a description of the activities which the personnel of the Lender of Services has provided to the Client, in a detailed manner, which must include:

3.2.1.    The name of the individual who actually performed the work.
3.2.2.    The date of the activity performed.
3.2.3.    The hours dedicated to said activity.
3.2.4.    A brief description of the activities.

3.3.    The report shall include a list of expenses incurred by the Lender of Services which shall include, among others, administrative expenses, salaries, social security contributions, operating expenses, and other related expenses, which by their nature are analogous to those listed here.

3.4.     The report shall be delivered to the Client within the following ten Working Days, and shall include the signature of the Lender’s legal representative.

3.5.    Payments shall be made upon a request made by the Lender of Services to the Client.

4.EXTRAORDINARY EXPENSES

4.1.    The parties agree in that, in order to achieve greater efficiency in the providing of Services, the Client shall pay – or reimburse to the Lender of Services – certain expenses which cannot be, or might not be, included in the amount used as a basis for determining payments to be made between the parties.

4.2.    Said expenses shall be considered “extraordinary” and must be previously approved by the Client.

4.3.    Any extraordinary expenses, due to that very nature, shall be limited to activities and/or special services required by the Client, such as those mentioned below, and/or any agreed to at any time by the Parties.

4.3.1.    Expenses of the Lender of Services’ personnel, which shall include transportation, food and lodging.
4.3.2.    Uniforms
4.3.3.    Tools and equipment necessary for use by the personnel of the Lender of
Services, which shall at all times be the property of the Client.
4.3.4.    Union dues.

5.TAXES AND FEES

5.1.     Any taxes or fees which might be caused in regard to the formalization and period of effect of this Contract shall be at the expense of the party legally bound to pay them by the current applicable fiscal laws.

6.REGARDING THE LENDER OF SERVICES’ PERSONNEL

6.1.    Lender of Services shall provide Services to the Client with its workers, and from its own available means, since it has the necessary, qualified personnel to carry out the Services which are the object of this Contract.

6.2.    Since the Lender of Services is a Company established in keeping with Article 31 of the Federal Labor Law, each and every obligation and/or responsibility which might exist or arise for any reason, with the workers and employees of the Lender of Services, shall be the sole and exclusive responsibility of the Lender of Services.

6.3.     The personnel used by the Lender of Services to provide the Services must be fully qualified to carry out an excellent and efficient service. The Client may request of the Lender of Services that it remove any member of its personnel in the event that the same should not meet the quality requirements of the Client. In said event, the Lender of Services shall remove said employee immediately, without any other procedure required than the written request of the Client; the Lender of Services shall take all necessary actions possible to it in order to maintain continuity in the lending of Services.

6.4.     The Lender of Services shall have personnel which is sufficiently trained, specialized and capable of providing Services. The administrative and labor aspect of employment of the personnel used by the Lender of Services, including payment of salaries and benefits, shall be the exclusive responsibility of the latter, for which reason the same holds the Client harmless from all responsibility in that regard. Responsibility for any type of accident, robbery, loss, injury or death which occurs or might occur to any person assigned by the Lender of Services, is the exclusive responsibility of the Lender of Services; the same is obligated to repay the Client, its employees, representatives and/or agents, from any claim, in the event that the same should suffer damages or losses caused directly or indirectly by events or occurrences such as those described in this Clause.

6.5.    The personnel of the Lender of Services shall be properly registered with the Mexican Tax Bureau (The “Secretaría de Hacienda y Crédito Público”), the Mexican Social Security Administration, the Mexican Institute for Workers’ Housing (“Instituto Mexicano para la Vivienda de los Trabajadores”) and the Retirement Savings System (“Sistema de Ahorro para el Retiro”).

6.6.     If, in order to comply with what is stipulated in this Contract, the Lender of Services should require the participation of other persons, it is expressly agreed that the Lender is, and shall be at all times, the only employer of said personnel; therefore, it is responsible for any obligations incurred in the labor relationship with its personnel, in the understanding that, under no circumstances may the Client be considered as a substitute Employer of said personnel. The Lender of Services promises to indemnify and pay said personnel, and hold the Client harmless from any claim, controversy or lawsuit which might arise between the Client and the personnel used by the Lender of Services to provide the Services agreed to in the present Contract.

7.SUBCONTRACTORS

7.1.    The Lender may use the services of subcontractors to carry out any of the obligations hereunder, upon authorization from the Client. In this case, the Lender shall be responsible to the Client for the services provided by any subcontractor (its employees and personnel) used by the Lender under this contract.

7.2.    The Lender shall be responsible to the Client for any actions or failures to act of any subcontractor used by the Lender under this contract. The lender shall indemnify and hold the Client safe and harmless against all damages and losses, and costs and expenses the Client may incur as a consequence of any action, omission or breach by any subcontractor (or its employees) used by the Lender under this contract.

7.3.    Nothing set forth hereunder shall be deemed as a labor or contractual relationship between the Client and any subcontractor used by the Lender hereunder, and the Lender is bound to indemnify and hold the Client safe and harmless from any demand, complaint, legal action or proceeding against the Client in this regard.

8.TERM AND TERMINATION

8.1.    This contract will be valid starting on the date of signing of the same and throughout the 2011 calendar year or until cancellation by any of the parties in accordance with what is established by this Clause.

8.2.    The Client or the Lender may, not withstanding any other right or remedy they may be entitled to hereunder or under the law, terminate this contract in advance without the need of a court ruling, with a written notice to the other party within a minimum period of 15 working days in advance of the intended date of termination, or due to the occurrence of any of the following:

8.2.1.    If Lender or Client is dissolved or liquidated, files a petition for bankruptcy, makes a Bankruptcy declaration or suspends payments.

8.2.2.    If Lender or Client incurs on a breach or default of any obligation hereunder and if said breach is not remedied within a period of 15 working days following a notice of default made by the party considering there is a default by the other party.

9.SURVIVAL

9.1.    The provisions related to confidentiality, termination, notices, venue, applicable law, as any other provisions which for their nature shall survive the termination or completion of this contract shall remain valid after the termination or completion of the same.

10.CONFIDENTIALITY

10.1.    All the information provided by the Client to the Lender for the rendering of Lender’s services and any other information produced by the Lender in the course of the rendering of services shall be considered as Confidential Information.

10.2.     The Parties’ confidential Information shall not include information which: (a) is or will become part of the public domain without the other party’s involvement or omission; (b) was in the other Party’s legal possession prior to being disclosed by, and was not obtained, either directly or indirectly, from the Disclosing Party, (c) was legally disclosed to the other party by a third party without restrictions; or (d) has been developed separately from the other party.

10.3.    The Parties agree to keep the Confidential Information of each of the parties as confidential during the term of this contract and for a period of four (4) years following the completion of this contract. The parties agree that, unless it is required by the law or any authority, the parties shall not make the Confidential Information of the other party available to any third party in any way whatsoever or use said Confidential Information for any other purpose but the execution of this contract. Each party agrees to take the necessary steps to ensure that Confidential Information is not disclosed or distributed by its employees, agents or subsidiaries in violation of the terms hereunder, or by its financial and legal advisors either.

11.INDEMNITIES

11.1.    The Lender shall be personally responsible for any labor, fiscal or social security obligation of each and every one of Lender’s employees. Lender agrees to indemnify and hold Client free of any harm regarding any claim, action, damage, loss, expense (including legal counsel expenses) as a consequence of the Lender’s failure to comply with the obligations set forth by this contract - which obligations do not end with this contract’s termination or completion, but will last until the expiration of the Lender’s obligations pursuant to applicable laws.

12.APPLICABLE LAWS

12.1.    This contract shall be governed by, and construed under, the laws of the Mexican United States (Mexico).

13.VENUE

13.1.    For anything related to the interpretation and compliance to this contract, including anything related to the enforcement of the same, the parties expressly agree to submit to the venue and jurisdiction of the competent courts of the city of Ensenada, Baja California, waiving any other venue they may be entitled to due to their current or future addresses, or for any other reason.

14.NOTIFICATIONS

14.1.    All notifications, requirements and requests, and other communications between the parties – including notifications of changes of address, must be made in writing, and will be considered to have been properly communicated when these have been delivered personally or by means of certified mail, with proof of receipt, to the address(es) specified in this clause, or to an address established in and by any notification of a change of address.

TO THE LENDER:

SERVICIOS ADMINISTRATIVOS BAF, S. DE R.L. DE C.V.
Blvd. Sanchez Taboada 10488 Piso 8
Zona Urbana Rio Tijuana
Tijuana, Baja California 22010

TO THE CLIENT:

BAJA AQUA FARMS, S.A. DE C.V.
Calle 12 No. 211 Parque Industrial Fondeport
Col. El Sauzal
Ensenada, Baja California 22760

15.WAIVERS

15.1.     Any omission by either of the Parties in the exercise of the rights stipulated in this Contract shall under no circumstances amount to a waiver of the same; neither shall the singular or partial exercise by either of the Parties of any right derived from this Contract exclude the simultaneous or subsequent exercise of any other right, faculty or privilege.

16. ASSIGNMENT AND/OR WITHDRAWAL

16.1.     Save under the conditions specified in this Contract, neither of the parties may withdraw from, or in any way transfer to another, this Contract, nor the rights and obligations contained in the same, without the written consent of the other party.

17.MODIFICATIONS/AMENDMENTS

17.1.     No modification or disposition of this contract whatsoever, and no consent given by either of the parties to the other, which diverges from the terms and conditions of this Contract will take effect unless it is done in writing and is signed by both parties and, even under those circumstances, any withdrawal or consent will only be effective for the specific case and specific purpose for which it is granted.

18.SEVERABILITY

18.1.     If a competent court should declare null, invalid or unexecutable any stipulation contained in this Contract, the remaining stipulations contained herein shall remain in full force and effect, and the Parties shall then modify the Contract in such a way that the eliminated Clause shall be as applicable and valid as possible.
19.ENTIRETY OF THIS AGREEMENT

19.1.     This contract contains the complete Agreement in regard to the matter taken up herein, and replaces any previous or current agreements or communications in regard to its content. No communication, declaration, negotiation or agreement between the parties which is made prior to the formalization of this Contract shall have any effect on the interpretation of the terms and conditions of the same.

20.HEADINGS

20.1.     The parties agree that the heading used for the clauses of this contract are only for reference purposes and do not limit in any way the content and scope of the same; it is the content of said clauses which is binding.

FOR PURPOSES OF FORMALIZATION AND THE CONFERRAL OF LEGAL EFFECT, the Parties, having read this contract and understood their obligations in regard to it, formally declare that there is in the same no error, deceit or intent to injure which might invalidate it; therefore they do sign it, in three original copies, in the City of Ensenada, Baja California, on this 2nd day of January, 2011, in the presence of two witnesses.

“THE LENDER” SERVICIOS ADMINISTRATIVOS BAF, S. DE R. L. DE C. V. Signed by: /s/ Maria S. Carreras María del Socorro Carreras Castro
“THE CLIENT” BAJA AQUA FARMS, S.A. DE C.V. Signed by: /s/ Benito Sarmiento Benito Javier Sarmiento Pérez

WITNESS By: /s/ Jairsinho Garcia Ochoa Name: Jairsinho García Ochoa	WITNESS By: /s/ Ana Carballo Garcia Name: Ana Alicia Carballo García